Exhibit 99.1

Media Contact	February 21, 2017
Casey Lassiter, 205 641-1118	For Immediate Release
casey.lassiter@healthsouth.com

Investor Relations Contact
Crissy Carlisle, 205 970-5860
crissy.carlisle@healthsouth.com
HealthSouth Reports Strong Revenue and Earnings Growth
for Fourth Quarter 2016 and Reiterates Full-Year 2017 Guidance
BIRMINGHAM, Ala. - HealthSouth Corporation (NYSE: HLS), one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services, today reported its results of operations for the fourth quarter ended December 31, 2016.
“We are very pleased with the 2016 operating and financial results of our facility-based and home-based business segments,” said Mark Tarr, President and Chief Executive Officer of HealthSouth. “We've been able to successfully execute on our stated objectives for the year of integrating Reliant and CareSouth, adding capacity to both business segments, increasing clinical collaboration between those segments, reducing our financial leverage, and continuing our program of shareholder distributions. With these achievements, we are poised for continued success in 2017.”
Consolidated Results

			Growth
	Q4 2016	Q4 2015	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$949.9	$879.3	$70.6	8.0%
Income from continuing operations attributable to HealthSouth per diluted share	0.68	0.48	0.20	41.7%
Adjusted earnings per share	0.72	0.59	0.13	22.0%
Cash flows provided by operating activities	116.0	116.6	(0.6)	(0.5)%
Adjusted EBITDA	198.8	191.5	7.3	3.8%
Adjusted free cash flow	78.3	83.0	(4.7)	(5.7)%
	Year Ended December 31,
	2016	2015
Cash flows provided by operating activities	605.5	484.8	120.7	24.9%
Adjusted free cash flow	462.9	389.0	73.9	19.0%
Revenue growth was driven primarily by pricing growth in the inpatient rehabilitation segment and volume growth in the home health and hospice segment.
The increase in income from continuing operations attributable to HealthSouth per diluted share and adjusted earnings per share primarily resulted from increased Adjusted EBITDA. Both earnings per share amounts also included the impact of a lower effective tax rate year over year, lower interest expense resulting from the redemptions of the Company's 7.75% Senior Notes due 2022 in the first nine months of 2016, and a lower share count resulting from share repurchases. The Company benefited from a lower state tax rate driven by the Reliant and CareSouth acquisitions.

1

Exhibit 99.1

Cash flows provided by operating activities were relatively flat for the fourth quarter of 2016 compared to the fourth quarter of 2015. Growth in cash flows provided by operating activities for full-year 2016 primarily resulted from revenue growth.
Revenue growth also was the primary driver of the increase in Adjusted EBITDA.
Adjusted free cash flow decreased in the fourth quarter of 2016 compared to the fourth quarter of 2015 due to increased maintenance capital expenditures, as discussed below, and increased cash payments for taxes due to the exhaustion of the Company's federal net operating loss in December 2016 and the tax impact of the gain on the sale of its pediatric home health assets in November 2016.
Adjusted free cash flow for full-year 2016 grew 19.0% due to increased Adjusted EBITDA and favorable working capital changes. Working capital changes were mainly attributable to the recovery of payments that were delayed for administrative reasons at the Company's largest Medicare Administrative Contractor (“MAC”) and the timing of payroll-related liabilities. Adjusted free cash flow in 2016 also included increased cash interest expense related to the financing of the Reliant and CareSouth acquisitions, increased cash payments for taxes, as discussed above, and increased maintenance capital expenditures. Increased maintenance capital expenditures in 2016 resulted from growth in the Company's inpatient rehabilitation segment, enhancements to the hospital maintenance program, and refurbishments at certain larger hospitals.
See attached supplemental information for calculations of non-GAAP measures and reconciliations to their most comparable GAAP measure.
Inpatient Rehabilitation Segment Results

			Growth
	Q4 2016	Q4 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Inpatient	$740.9	$696.8	$44.1	6.3%
Outpatient and other	26.7	29.1	(2.4)	(8.2)%
Total segment revenue	$767.6	$725.9	$41.7	5.7%

	(Actual Amounts)
Discharges	41,474	40,891	583	1.4%
Same-store discharge growth				0.1%
Net patient revenue per discharge	$17,864	$17,040	$824	4.8%

	(In Millions)
Adjusted EBITDA	$197.6	$189.9	$7.7	4.1%

•
Revenue - Revenue growth resulted primarily from an increase in net patient revenue per discharge and new-store volume growth. Growth in net patient revenue per discharge resulted from patient mix (higher percentage of stroke patients and the integration of the Reliant hospitals). Discharge growth from new stores resulted from the Company's joint ventures in Hot Springs, Arkansas (February 2016), Bryan, Texas (August 2016), and Broken Arrow, Oklahoma (August 2016), as well as the opening of wholly owned hospitals in Franklin, Tennessee (December 2015) and Modesto, California (October 2016).

The decrease in outpatient and other revenues primarily was due to the closure of six outpatient programs in certain markets.

•
Adjusted EBITDA - The increase in Adjusted EBITDA for the inpatient rehabilitation segment resulted primarily from revenue growth. Salaries and benefits increased as a percent of net operating revenues due to the ramp up of new stores and staffing increases at the Reliant hospitals since their acquisition on October 1, 2015. Hospital operating expenses as a percent of net operating revenues decreased by 20 basis points year over year as higher self-insurance costs were offset by continued supply chain efficiencies, including the continued transition of brand name drugs to generic. Bad debt expense as a percent of net operating revenues decreased from 1.8% in the fourth quarter of 2015 to 1.7% in the fourth quarter of 2016 due primarily to the recovery of payments that were delayed for administrative reasons at the Company's largest MAC.

2

Home Health and Hospice Segment Results

			Growth
	Q4 2016	Q4 2015	Dollars	Percent
Net operating revenues:	(In Millions)
Home health	$165.2	$144.4	$20.8	14.4%
Hospice and other	17.1	9.0	8.1	90.0%
Total segment revenue	$182.3	$153.4	$28.9	18.8%

	(Actual Amounts)
Admissions	27,957	22,892	5,065	22.1%
Same-store admissions growth				14.0%
Episodes	49,253	42,697	6,556	15.4%
Same-store episode growth				12.4%
Revenue per episode	$3,023	$3,005	$18	0.6%

	(In Millions)
Adjusted EBITDA	$28.0	$26.5	$1.5	5.7%

•	Revenue - Revenue growth resulted from strong same-store and new-store volume growth. Growth from new stores resulted primarily from the acquisition of CareSouth (acquired November 2, 2015).
Higher revenue per episode was due to patient mix offset partially by Medicare reimbursement rate cuts. The shift in patient mix was driven by increased clinical collaboration with HealthSouth's inpatient rehabilitation hospitals and the integration of CareSouth.

•
Adjusted EBITDA - Growth in Adjusted EBITDA resulted primarily from revenue growth. Adjusted EBITDA for the segment was impacted by higher cost per visit (driven by an increased percentage of therapy patients), salary and benefit cost increases, and expenses related to the integration of CareSouth.

Repurchases of Common Stock
During the fourth quarter of 2016, the Company repurchased 1,054,754 shares of its common stock for $41.5 million in the open market. Throughout 2016, the Company repurchased a total of 1,666,721 shares of its common stock for approximately $64 million. As of December 31, 2016, the Company had a remaining repurchase authorization of approximately $96 million.
Full-Year Consolidated Results

	Full-Year		Growth
	2016	2015	Dollars	Percent
	(In Millions, Except per Share Data)
Net operating revenues	$3,707.2	$3,162.9	$544.3	17.2%
Income from continuing operations attributable to HealthSouth per diluted share	2.59	1.92	0.67	34.9%
Adjusted earnings per share	2.67	2.24	0.43	19.2%
Adjusted EBITDA	793.6	682.5	111.1	16.3%
Revenue growth primarily resulted from strong volumes in both of the Company's operating segments and included the effect of the Company's acquisitions of Reliant on October 1, 2015 and CareSouth on November 2, 2015.
The increase in income from continuing operations attributable to HealthSouth per diluted share and adjusted earnings per share primarily resulted from increased Adjusted EBITDA. Both earnings per share amounts included the impact of higher depreciation and amortization related to acquisitions and capital investments, higher interest expense related to the financing of

3

the Reliant and CareSouth acquisitions, and a lower share count resulting from share repurchases. See the attached supplemental information for additional details regarding these calculations.
“Our substantial free cash flow generation in 2016 allowed us to further strengthen our balance sheet, reducing our financial leverage, while we continued our shareholder distributions,” said Doug Coltharp, Executive Vice President and Chief Financial Officer of HealthSouth. “In 2017, we will continue to enjoy significant flexibility in how we allocate free cash flow.”
2017 Guidance
In a current report on Form 8-K dated January 9, 2017, the Company provided its initial guidance ranges for 2017. The Company is confirming the following guidance ranges.

Full-Year 2017 Guidance Ranges
(In Millions, Except Per Share Data)
Net operating revenues	$3,850 to $3,950
Adjusted EBITDA	$800 to $820
Adjusted earnings per share from continuing operations attributable to HealthSouth	$2.61 to $2.73
For additional considerations regarding the Company's 2017 guidance ranges, see the supplemental information posted on the Company's website at http://investor.healthsouth.com. See also the “Other Information” section below for an explanation of why the Company does not provide guidance for comparable GAAP measures for Adjusted EBITDA and adjusted earnings per share.
Earnings Conference Call and Webcast
The Company will host an investor conference call at 9:00 a.m. Eastern Time on Wednesday, February 22, 2017 to discuss its results for the fourth quarter of 2016. For reference during the call, the Company will post certain supplemental information at
http://investor.healthsouth.com.
The conference call may be accessed by dialing 877 587-6761 and giving the pass code 53698402. International callers should dial 706 679-1635 and give the same pass code. Please call approximately ten minutes before the start of the call to ensure you are connected. The conference call will also be webcast live and will be available at http://investor.healthsouth.com by clicking on an available link.
An on-line replay of the conference call will be available after the live broadcast at http://investor.healthsouth.com.
About HealthSouth
HealthSouth is one of the nation's largest providers of post-acute healthcare services, offering both facility-based and home-based post-acute services in 35 states and Puerto Rico through its network of inpatient rehabilitation hospitals, home health agencies, and hospice agencies. HealthSouth can be found on the Web at www.healthsouth.com.
Other Information
The information in this press release is summarized and should be read in conjunction with the Company's Annual Report on Form 10-K for the year ended December 31, 2016 (the “2016 Form 10-K”), when filed, as well as the Company's Current Report on Form 8-K filed on February 21, 2017 (the “Q4 Earnings Form 8-K”), to which this press release is attached as Exhibit 99.1. In addition, the Company will post supplemental information today on its website at
http://investor.healthsouth.com for reference during its February 22, 2017 earnings call.
The financial data contained in the press release and supplemental information include non-GAAP financial measures, including the Company’s adjusted earnings per share, leverage ratio, Adjusted EBITDA, and adjusted free cash flow. Reconciliations to their most comparable GAAP measure, except with regard to non-GAAP guidance, are included below or in the Q4 Earnings Form 8-K. Readers are encouraged to review the “Note Regarding Presentation of Non-GAAP Financial

4

Measures” included in the Q4 Earnings Form 8-K which provides further explanation and disclosure regarding the Company’s use of these non-GAAP financial measures.
Excluding net operating revenues, the Company does not provide guidance on a GAAP basis because it is unable to predict, with reasonable certainty, the future impact of items that are deemed to be outside the control of the Company or otherwise non-indicative of its ongoing operations. Such items include government, class action, and related settlements; professional fees—accounting, tax, and legal; mark-to-market adjustments for stock appreciation rights; gains or losses related to hedging instruments; loss on early extinguishment of debt; adjustments to its income tax provision (such as valuation allowance adjustments and settlements of income tax claims); items related to corporate and facility restructurings; and certain other items the Company believes to be non-indicative of its ongoing operations. These items cannot be reasonably predicted and will depend on several factors, including industry and market conditions, and could be material to the Company's results computed in accordance with GAAP.
However, the following reasonably estimable GAAP measures for 2017 would be included in the reconciliation for Adjusted EBITDA:

•	Provision for doubtful accounts - estimate of 1.8% to 2.0% of net operating revenues

•	Interest expense and amortization of debt discounts and fees - estimate of $165 million to $175 million

•	Amortization of debt-related items - approximately $15 million
The Q4 Earnings Form 8-K and, when filed, the 2016 Form 10-K can be found on the Company's website at
http://investor.healthsouth.com and the SEC's website at www.sec.gov.

5

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	(In Millions)
Net operating revenues	$949.9	$879.3	$3,707.2	$3,162.9
Less: Provision for doubtful accounts	(14.5)	(14.0)	(61.2)	(47.2)
Net operating revenues less provision for doubtful accounts	935.4	865.3	3,646.0	3,115.7
Operating expenses:
Salaries and benefits	516.3	466.8	1,985.9	1,670.8
Other operating expenses	125.1	118.0	492.1	432.1
Occupancy costs	17.8	16.8	71.3	53.9
Supplies	35.8	34.6	140.0	128.7
General and administrative expenses	36.8	36.0	133.4	133.3
Depreciation and amortization	43.8	41.4	172.6	139.7
Government, class action, and related settlements	—	(0.5)	—	7.5
Professional fees—accounting, tax, and legal	—	0.3	1.9	3.0
Total operating expenses	775.6	713.4	2,997.2	2,569.0
Loss on early extinguishment of debt	—	2.4	7.4	22.4
Interest expense and amortization of debt discounts and fees	41.6	44.6	172.1	142.9
Other income	(0.8)	(1.3)	(2.9)	(5.5)
Equity in net income of nonconsolidated affiliates	(2.5)	(2.4)	(9.8)	(8.7)
Income from continuing operations before income tax expense	121.5	108.6	482.0	395.6
Provision for income tax expense	39.7	43.5	163.9	141.9
Income from continuing operations	81.8	65.1	318.1	253.7
Income (loss) from discontinued operations, net of tax	0.3	0.7	—	(0.9)
Net income	82.1	65.8	318.1	252.8
Less: Net income attributable to noncontrolling interests	(16.8)	(18.8)	(70.5)	(69.7)
Net income attributable to HealthSouth	65.3	47.0	247.6	183.1
Less: Convertible perpetual preferred stock dividends	—	—	—	(1.6)
Net income attributable to HealthSouth common shareholders	$65.3	$47.0	$247.6	$181.5

(Continued)	6

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Operations (Continued)
(Unaudited)

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	(In Millions, Except Per Share Data)
Weighted average common shares outstanding:
Basic	88.6	90.1	89.1	89.4
Diluted	99.2	100.6	99.5	101.0

Earnings per common share:
Basic earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.73	$0.51	$2.77	$2.03
Discontinued operations	—	0.01	—	(0.01)
Net income	$0.73	$0.52	$2.77	$2.02
Diluted earnings per share attributable to HealthSouth common shareholders:
Continuing operations	$0.68	$0.48	$2.59	$1.92
Discontinued operations	—	0.01	—	(0.01)
Net income	$0.68	$0.49	$2.59	$1.91

Cash dividends per common share	$0.24	$0.23	$0.94	$0.88

Amounts attributable to HealthSouth common shareholders:
Income from continuing operations	$65.0	$46.3	$247.6	$184.0
Income (loss) from discontinued operations, net of tax	0.3	0.7	—	(0.9)
Net income attributable to HealthSouth	$65.3	$47.0	$247.6	$183.1

7

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2016	December 31, 2015
	(In Millions)
Assets
Current assets:
Cash and cash equivalents	$40.5	$61.6
Restricted cash	60.9	45.9
Accounts receivable, net of allowance for doubtful accounts of $53.9 in 2016; $39.3 in 2015	443.8	410.5
Prepaid expenses and other current assets	109.3	80.7
Total current assets	654.5	598.7
Property and equipment, net	1,391.8	1,310.1
Goodwill	1,927.2	1,890.1
Intangible assets, net	411.3	419.4
Deferred income tax assets	75.8	190.8
Other long-term assets	221.3	197.0
Total assets	$4,681.9	$4,606.1
Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$37.1	$36.8
Accounts payable	68.3	61.6
Accrued payroll	147.3	126.2
Accrued interest payable	25.8	29.7
Other current liabilities	197.1	172.1
Total current liabilities	475.6	426.4
Long-term debt, net of current portion	2,979.3	3,134.7
Self-insured risks	110.4	101.6
Other long-term liabilities	49.6	43.0
	3,614.9	3,705.7
Commitments and contingencies
Redeemable noncontrolling interests	138.3	121.1
Shareholders’ equity:
HealthSouth shareholders’ equity	735.9	611.4
Noncontrolling interests	192.8	167.9
Total shareholders’ equity	928.7	779.3
Total liabilities and shareholders’ equity	$4,681.9	$4,606.1

8

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	For the Year Ended December 31,
	2016	2015
	(In Millions)
Cash flows from operating activities:
Net income	$318.1	$252.8
Loss from discontinued operations, net of tax	—	0.9
Adjustments to reconcile net income to net cash provided by operating activities—
Provision for doubtful accounts	61.2	47.2
Provision for government, class action, and related settlements	—	7.5
Depreciation and amortization	172.6	139.7
Amortization of debt-related items	13.8	14.3
Loss on early extinguishment of debt	7.4	22.4
Equity in net income of nonconsolidated affiliates	(9.8)	(8.7)
Distributions from nonconsolidated affiliates	8.5	7.7
Stock-based compensation	27.4	26.2
Deferred tax expense	132.9	127.1
Other, net	0.1	(0.6)
Change in assets and liabilities, net of acquisitions—
Accounts receivable	(127.5)	(134.1)
Prepaid expenses and other assets	(3.3)	(9.6)
Accounts payable	6.3	0.9
Accrued payroll	9.8	(18.1)
Other liabilities	11.8	13.8
Premium received on bond issuance	—	9.8
Premium paid on redemption of bonds	(5.8)	(13.7)
Windfall tax benefits from share-based compensation	(17.3)	—
Net cash used in operating activities of discontinued operations	(0.7)	(0.7)
Total adjustments	287.4	231.1
Net cash provided by operating activities	605.5	484.8

(Continued)	9

HealthSouth Corporation and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Continued)
(Unaudited)

	For the Year Ended December 31,
	2016	2015
	(In Millions)
Cash flows from investing activities:
Acquisitions of businesses, net of cash acquired	(48.1)	(985.1)
Purchases of property and equipment	(177.7)	(128.4)
Additions to capitalized software costs	(25.2)	(28.1)
Proceeds from disposal of assets	23.9	4.0
Proceeds from sale of marketable securities	—	12.8
Purchase of restricted investments	(1.3)	(7.1)
Net change in restricted cash	(15.1)	2.7
Other, net	(1.6)	(1.1)
Net cash provided by investing activities of discontinued operations	0.1	0.5
Net cash used in investing activities	(245.0)	(1,129.8)
Cash flows from financing activities:
Principal borrowing on term loan facilities	—	250.0
Proceeds from bond issuance	—	1,400.0
Principal payments on debt, including pre-payments	(202.1)	(597.4)
Borrowings on revolving credit facility	335.0	540.0
Payments on revolving credit facility	(313.0)	(735.0)
Principal payments under capital lease obligations	(13.3)	(11.0)
Debt amendment and issuance costs	—	(31.9)
Repurchases of common stock, including fees and expenses	(65.6)	(45.3)
Dividends paid on common stock	(83.8)	(77.2)
Dividends paid on convertible perpetual preferred stock	—	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(64.9)	(54.4)
Windfall tax benefits from share-based compensation	17.3	—
Other, net	8.8	5.2
Net cash (used in) provided by financing activities	(381.6)	639.9
(Decrease) increase in cash and cash equivalents	(21.1)	(5.1)
Cash and cash equivalents at beginning of period	61.6	66.7
Cash and cash equivalents at end of period	$40.5	$61.6
Supplemental schedule of noncash financing activity:
Preferred stock conversion	$—	$93.2

10

HealthSouth Corporation and Subsidiaries
Supplemental Information
Earnings Per Share

	QTD			YTD
	Q4 2016	Q4 2015		Q4 2016	Q4 2015
	(In Millions, Except Per Share Data)
Adjusted EBITDA	$198.8	$191.5		$793.6	$682.5
Interest expense and amortization of debt discounts and fees	(41.6)	(44.6)		(172.1)	(142.9)
Depreciation and amortization	(43.8)	(41.4)		(172.6)	(139.7)
Stock-based compensation expense	(10.0)	(4.4)		(27.4)	(26.2)
Noncash gain (loss) on disposal or impairment of assets	1.3	(2.4)		(0.7)	(2.6)
	104.7	98.7		420.8	371.1
Certain items non-indicative of ongoing operations:
Government, class action, and related settlements	—	0.5		—	(7.5)
Professional fees—accounting, tax, and legal	—	(0.3)		(1.9)	(3.0)
Loss on early extinguishment of debt	—	(2.4)		(7.4)	(22.4)
Transaction costs	—	(6.7)		—	(12.3)
Pre-tax income	104.7	89.8		411.5	325.9
Income tax expense (1)	(39.7)	(43.5)	(2)	(163.9)	(141.9)	(2)
Income from continuing operations (3)	$65.0	$46.3		$247.6	$184.0

Basic shares	88.6	90.1		89.1	89.4
Diluted shares	99.2	100.6		99.5	101.0

Basic earnings per share (3)	$0.73	$0.51		$2.77	$2.03
Diluted earnings per share (3)	$0.68	$0.48		$2.59	$1.92

(1)
Current income tax expense for the three months ended December 31, 2016 and 2015 was $17.4 million and $4.4 million, respectively. Current income tax expense for the year ended December 31, 2016 and 2015 was $31.0 million and $14.8 million, respectively.

(2)	The Company's effective income tax rate was higher than the statutory rate due to an increase in the Company's valuation allowance related to certain state net operating losses.

(3)	Income from continuing operations attributable to HealthSouth.

11

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	Q4		Full Year
	2016	2015	2016	2015

Earnings per share, as reported	$0.68	$0.48	$2.59	$1.92
Adjustments, net of tax:
Government, class action, and related settlements	—	—	—	0.04
Professional fees — accounting, tax, and legal	—	—	0.01	0.02
Mark-to-market adjustments for stock appreciation rights	0.02	—	0.01	0.01
Income tax valuation allowance and other tax adjustments	(0.01)	0.05	(0.01)	0.05
Transaction costs	—	0.05	—	0.08
Loss on early extinguishment of debt	—	0.01	0.04	0.13
Sale of home health pediatric assets and hospital	0.03	—	0.02	—
Adjusted earnings per share*	$0.72	$0.59	$2.67	$2.24

*	Adjusted EPS may not sum due to rounding.

12

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2016
		Adjustments
	As Reported	Mark-to-Market Adjustment for Stock Appreciation Rights	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$198.8	$—	$—	$—	$198.8
Depreciation and amortization	(43.8)	—	—	—	(43.8)
Interest expense and amortization of debt discounts and fees	(41.6)	—	—	—	(41.6)
Stock-based compensation	(10.0)	3.0	—	—	(7.0)
Loss on disposal or impairment of assets	1.3	—	(3.3)	—	(2.0)
Income from continuing operations before income tax expense	104.7	3.0	(3.3)	—	104.4
Provision for income tax expense	(39.7)	(1.1)	6.1	(0.6)	(35.3)
Income from continuing operations attributable to HealthSouth	$65.0	$1.9	$2.8	$(0.6)	$69.1
Add: Interest on convertible debt, net of tax	2.5				2.5
Numerator for diluted earnings per share	$67.5				$71.6

Diluted earnings per share from continuing operations**	$0.68	$0.02	$0.03	$(0.01)	$0.72
Diluted shares used in calculation	99.2

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

13

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Three Months Ended December 31, 2015
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Prof. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$191.5	$—	$—	$—	$—	$—	$191.5
Depreciation and amortization	(41.4)	—	—	—	—	—	(41.4)
Government, class action, and related settlements	0.5	(0.5)	—	—	—	—	—
Professional fees - accounting, tax, and legal	(0.3)	—	0.3	—	—	—	—
Loss on early extinguishment of debt	(2.4)	—	—	—	—	2.4	—
Interest expense and amortization of debt discounts and fees	(44.6)	—	—	—	—	—	(44.6)
Stock-based compensation	(4.4)	—	—	—	—	—	(4.4)
Loss on disposal or impairment of assets	(2.4)	—	—	—	—	—	(2.4)
Transaction costs	(6.7)	—	—	—	6.7	—	—
Income from continuing operations before income tax expense	89.8	(0.5)	0.3	—	6.7	2.4	98.7
Provision for income tax expense	(43.5)	0.2	(0.1)	4.7	(2.1)	(1.0)	(41.8)
Income from continuing operations attributable to HealthSouth	$46.3	$(0.3)	$0.2	$4.7	$4.6	$1.4	$56.9
Add: Interest on convertible debt, net of tax	2.4						2.4
Numerator for diluted earnings per share	$48.7						$59.3

Diluted earnings per share from continuing operations**	$0.48	$—	$—	$0.05	$0.05	$0.01	$0.59
Diluted shares used in calculation	100.6

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

14

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2016
		Adjustments
	As Reported	Prof. Fees - Acct., Tax, & Legal	Mark-to-Market Adjustment for Stock Appreciation Rights	Loss on Early Exting. of Debt	Sale of Pediatric Home Health Assets and Hospital	Income Tax Valuation and Other Adjustments	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$793.6	$—	$—	$—	$—	$—	$793.6
Depreciation and amortization	(172.6)	—	—	—	—	—	(172.6)
Professional fees - accounting, tax, and legal	(1.9)	1.9	—	—	—	—	—
Loss on early extinguishment of debt	(7.4)	—	—	7.4	—	—	—
Interest expense and amortization of debt discounts and fees	(172.1)	—	—	—	—	—	(172.1)
Stock-based compensation	(27.4)	—	1.6	—	—	—	(25.8)
Loss on disposal or impairment of assets	(0.7)	—	—	—	(4.2)	—	(4.9)
Income from continuing operations before income tax expense	411.5	1.9	1.6	7.4	(4.2)	—	418.2
Provision for income tax expense	(163.9)	(0.8)	(0.6)	(3.0)	6.5	(0.6)	(162.4)
Income from continuing operations attributable to HealthSouth	$247.6	$1.1	$1.0	$4.4	$2.3	$(0.6)	$255.8
Add: Interest on convertible debt, net of tax	9.7						9.7
Numerator for diluted earnings per share	$257.3						$265.5

Diluted earnings per share from continuing operations**	$2.59	$0.01	$0.01	$0.04	$0.02	$(0.01)	$2.67
Diluted shares used in calculation	99.5

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

15

HealthSouth Corporation and Subsidiaries
Supplemental Information
Adjusted Earnings Per Share

	For the Year Ended December 31, 2015
		Adjustments
	As Reported	Gov't, Class Action, & Related Settlements	Prof. Fees - Acct., Tax, & Legal	Income Tax Valuation Allowance & Other Adj.	Mark-to-Market Adjustment for Stock Appreciation Rights	Transaction Costs	Loss on Early Exting. of Debt	As Adjusted
	(In Millions, Except Per Share Amounts)
Adjusted EBITDA*	$682.5	$—	$—	$—	$—	$—	$—	$682.5
Depreciation and amortization	(139.7)	—	—	—	—	—	—	(139.7)
Government, class action, and related settlements	(7.5)	7.5	—	—	—	—	—	—
Professional fees - accounting, tax, and legal	(3.0)	—	3.0	—	—	—	—	—
Loss on early extinguishment of debt	(22.4)	—	—	—	—	—	22.4	—
Interest expense and amortization of debt discounts and fees	(142.9)	—	—	—	—	—	—	(142.9)
Stock-based compensation	(26.2)	—	—	—	1.2	—	—	(25.0)
Loss on disposal or impairment of assets	(2.6)	—	—	—	—	—	—	(2.6)
Transaction costs	(12.3)	—	—	—	—	12.3	—	—
Income from continuing operations before income tax expense	325.9	7.5	3.0	—	1.2	12.3	22.4	372.3
Provision for income tax expense	(141.9)	(3.0)	(1.2)	4.7	(0.5)	(4.1)	(9.0)	(155.0)
Income from continuing operations attributable to HealthSouth	$184.0	$4.5	$1.8	$4.7	$0.7	$8.2	$13.4	$217.3
Add: Interest on convertible debt, net of tax	9.4							9.4
Numerator for diluted earnings per share	$193.4							$226.7

Diluted earnings per share from continuing operations**	$1.92	$0.04	$0.02	$0.05	$0.01	$0.08	$0.13	$2.24
Diluted shares used in calculation	101.0

*	Reconciliation to GAAP provided on page 17

**	Adjusted EPS may not sum across due to rounding.

16

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Income to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	(In Millions)
Net income	$82.1	$65.8	$318.1	$252.8
(Income) loss from discontinued operations, net of tax, attributable to HealthSouth	(0.3)	(0.7)	—	0.9
Provision for income tax expense	39.7	43.5	163.9	141.9
Interest expense and amortization of debt discounts and fees	41.6	44.6	172.1	142.9
Professional fees—accounting, tax, and legal	—	0.3	1.9	3.0
Government, class action, and related settlements	—	(0.5)	—	7.5
Loss on early extinguishment of debt	—	2.4	7.4	22.4
Net noncash (gain) loss on disposal or impairment of assets	(1.3)	2.4	0.7	2.6
Depreciation and amortization	43.8	41.4	172.6	139.7
Stock-based compensation expense	10.0	4.4	27.4	26.2
Net income attributable to noncontrolling interests	(16.8)	(18.8)	(70.5)	(69.7)
Transaction costs	—	6.7	—	12.3
Adjusted EBITDA	$198.8	$191.5	$793.6	$682.5
Reconciliation of Segment Adjusted EBITDA to Income from Continuing Operations Before Income Tax Expense

	For the Three Months Ended December 31,		For the Year Ended December 31,
	2016	2015	2016	2015
	In Millions
Total segment Adjusted EBITDA	$225.6	$216.4	$899.6	$774.1
General and administrative expenses	(36.8)	(36.0)	(133.4)	(133.3)
Depreciation and amortization	(43.8)	(41.4)	(172.6)	(139.7)
Gain (loss) on disposal or impairment of assets	1.3	(2.4)	(0.7)	(2.6)
Government, class action, and related settlements	—	0.5	—	(7.5)
Professional fees — accounting, tax, and legal	—	(0.3)	(1.9)	(3.0)
Loss on early extinguishment of debt	—	(2.4)	(7.4)	(22.4)
Interest expense and amortization of debt discounts and fees	(41.6)	(44.6)	(172.1)	(142.9)
Net income attributable to noncontrolling interests	16.8	18.8	70.5	69.7
Gain related to SCA equity interest	—	—	—	3.2
Income from continuing operations before income tax expense	$121.5	$108.6	$482.0	$395.6

17

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted EBITDA

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2016	2015	2016	2015
	(In Millions)
Net cash provided by operating activities	$116.0	$116.6	$605.5	$484.8
Provision for doubtful accounts	(14.5)	(14.0)	(61.2)	(47.2)
Professional fees—accounting, tax, and legal	—	0.3	1.9	3.0
Interest expense and amortization of debt discounts and fees	41.6	44.6	172.1	142.9
Equity in net income of nonconsolidated affiliates	2.5	2.4	9.8	8.7
Net income attributable to noncontrolling interests in continuing operations	(16.8)	(18.8)	(70.5)	(69.7)
Amortization of debt-related items	(3.5)	(3.4)	(13.8)	(14.3)
Distributions from nonconsolidated affiliates	(2.6)	(3.2)	(8.5)	(7.7)
Current portion of income tax expense	17.4	4.4	31.0	14.8
Change in assets and liabilities	41.3	53.6	102.9	147.1
Net premium paid on bond transactions	—	1.9	5.8	3.9
Windfall tax benefits from share-based compensation	17.3	—	17.3	—
Cash used in (provided by) operating activities of discontinued operations	0.1	(0.1)	0.7	0.7
Transaction costs	—	6.7	—	12.3
Other	—	0.5	0.6	3.2
Consolidated Adjusted EBITDA	$198.8	$191.5	$793.6	$682.5

18

HealthSouth Corporation and Subsidiaries
Supplemental Information
Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow

	For the Three Months Ended December 31,		For the Year Ended December 31,

	2016	2015	2016	2015
	(In Millions)
Net cash provided by operating activities	$116.0	$116.6	$605.5	$484.8
Impact of discontinued operations	0.1	(0.1)	0.7	0.7
Net cash provided by operating activities of continuing operations	116.1	116.5	606.2	485.5
Capital expenditures for maintenance	(39.7)	(27.1)	(104.2)	(83.1)
Dividends paid on convertible perpetual preferred stock	—	—	—	(3.1)
Distributions paid to noncontrolling interests of consolidated affiliates	(15.4)	(14.8)	(64.9)	(54.4)
Items non-indicative of ongoing operations:
Net premium on bond issuance/repayment	—	1.9	5.8	4.0
Transaction costs and related assumed liabilities	—	6.5	0.8	28.3
Windfall tax benefits from share-based compensation	17.3	—	17.3	—
Cash paid for:
Professional fees—accounting, tax, and legal	—	0.3	1.9	4.1
Government, class action, and related settlements	—	(0.3)	—	7.7
Adjusted free cash flow	$78.3	$83.0	$462.9	$389.0
For the three months ended December 31, 2016, net cash used in investing activities was $88.7 million and resulted primarily from capital expenditures and acquisitions of businesses offset by the proceeds from the disposal of the home health pediatric assets. Net cash used in financing activities during the three months ended December 31, 2016 was $63.2 million and resulted primarily from repurchases of common stock in the open market and cash dividends paid on common stock.
For the three months ended December 31, 2015, net cash used in investing activities was $950.4 million and resulted primarily from the acquisitions of Reliant and CareSouth. Net cash provided by financing activities during the three months ended December 31, 2015 was $93.8 million and resulted primarily from funding of the acquisitions of Reliant and CareSouth.
For the year ended December 31, 2016, net cash used in investing activities was $245.0 million and resulted primarily from capital expenditures and acquisitions of businesses offset by the proceeds from the disposal of the home health pediatric assets. Net cash used in financing activities during the year ended December 31, 2016 was $381.6 million and resulted primarily from the redemption of the Company's 7.75% Senior Notes due 2022, cash dividends paid on common stock, repurchases of common stock in the open market, and distributions to noncontrolling interests of consolidated affiliates.
For the year ended December 31, 2015, net cash used in investing activities was $1,129.8 and resulted primarily from the acquisitions of Reliant and CareSouth. Net cash provided by financing activities during the year ended December 31, 2015 was $639.9 million and resulted primarily from net debt issuances associated with the funding of the Reliant acquisition.

19

HealthSouth Corporation and Subsidiaries
Forward-Looking Statements

Statements contained in this press release which are not historical facts, such as those relating to financial guidance and assumptions, balance sheet and cash flow plans, and anticipated acquisitions, are forward-looking statements. In addition, HealthSouth, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such estimates, projections, and forward-looking information speak only as of the date hereof, and HealthSouth undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Such forward-looking statements are necessarily estimates based upon current information, involve a number of risks and uncertainties, and relate to, among other things, future events, HealthSouth's plan to repurchase its debt or equity securities, dividend strategies, effective income tax rates, HealthSouth's business strategy, its financial plans, its future financial performance, its projected business results or model, its ability to return value to shareholders, its projected capital expenditures, its leverage ratio, its acquisition opportunities, and the impact of future legislation or regulation. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which could cause actual events or results to differ materially from those estimated by HealthSouth include, but are not limited to, the price of HealthSouth's common stock as it affects the Company's willingness and ability to repurchase shares and the financial and accounting effects of any repurchases; any adverse outcome of various lawsuits, claims, and legal or regulatory proceedings involving HealthSouth, including its pending DOJ and HHS-OIG investigations and any matters related to yet undiscovered issues, if any, in acquired operations; HealthSouth's ability to attract and retain key management personnel, including as a part of executive management succession planning; any adverse effects on HealthSouth's stock price resulting from the integration of acquired operations; potential disruptions, breaches, or other incidents affecting the proper operation, availability, or security of HealthSouth's information systems, including unauthorized access to or theft of patient, business associate, or other sensitive information or inability to provide patient care because of system unavailability as well as unforeseen issues, if any, related to integration of acquired systems; the ability to successfully integrate acquired operations, including realization of anticipated tax benefits, revenues, and cost savings, minimizing the negative impact on margins arising from the changes in staffing and other operating practices, and avoidance of unforeseen exposure to liabilities; HealthSouth's ability to successfully complete and integrate de novo developments, acquisitions, investments, and joint ventures consistent with its growth strategy; changes, delays in (including in connection with resolution of Medicare payment reviews or appeals), or suspension of reimbursement for HealthSouth's services by governmental or private payors; changes in the regulation of the healthcare industry at either or both of the federal and state levels, including as part of national healthcare reform and deficit reduction; competitive pressures in the healthcare industry and HealthSouth's response thereto; HealthSouth's ability to obtain and retain favorable arrangements with third-party payors; HealthSouth's ability to control costs, particularly labor and employee benefit costs, including group medical expenses; adverse effects resulting from coverage determinations made by Medicare Administrative Contractors regarding its Medicare reimbursement claims and lengthening delays in HealthSouth's ability to recover improperly denied claims through the administrative appeals process on a timely basis; HealthSouth's ability to adapt to changes in the healthcare delivery system, including involvement in coordinated care initiatives or programs that may arise with its referral sources; HealthSouth's ability to attract and retain nurses, therapists, and other healthcare professionals in a highly competitive environment with often severe staffing shortages and the impact on HealthSouth's labor expenses from potential union activity and staffing shortages; general conditions in the economy and capital markets, including any crisis resulting from uncertainty in the sovereign debt market; the increase in the costs of defending and insuring against alleged professional liability claims and HealthSouth's ability to predict the estimated costs related to such claims; and other factors which may be identified from time to time in HealthSouth's SEC filings and other public announcements, including HealthSouth's Form 10‑K for the year ended December 31, 2016, when filed.

20